elcom.com limited
                              349 Edinburgh Avenue
                           Slough, Berkshire SL1 4TU

Nominet UK
Sandford Gate
Sandy Lane West
Oxford

OX4 6LB

Date    December 31,    2001


Dear Sirs

Domain Name:  starbuyergold.co.uk ("the Domain Name")
              ---------------------------------------

We hereby agree to the transfer of the Domain Name to AJJP Limited. We undertake promptly upon request to execute and deliver to you a transfer form in respect of the Domain Name.

Yours faithfully,

elcom.com limited


By:     /s/ Peter Rendall
        ----------------------------
        Peter Rendall
        Director

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